Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S‑3 of our reports dated March 5, 2021, with respect to the consolidated financial statements of Business First Bancshares, Inc. and the effectiveness of internal control over financial reporting as of December 31, 2020, incorporated herein by reference, and to the reference of our firm under the caption "Experts" in the registration statement.

/s/ Dixon Hughes Goodman LLP

Fort Worth, TX

May 28, 2021